SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2001

NETWORK ACCESS SOLUTIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware 000-25945 54-1738938
(State or other (Commission (IRS Employer
jurisdiction of File Identification
incorporation) Number) Number)

13650 Dulles Technology Drive, Herndon, Virginia 20171

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 703-793-5000

_____________________Not Applicable___________________
(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

Not applicable.

Item 2. Acquisition or Disposition of Assets

Not applicable.

Item 3. Bankruptcy or Receivership

Not applicable.

Item 4. Changes in Registrant’s Certifying Accountant

Not applicable.

Item 5. Other Events and Regulation FD Disclosure

See Item 9 of this Form 8-K.

Item 6. Resignation of Registrant’s Directors

Not applicable.

Item 7. Financial Statements and Exhibits

Not applicable.

Item 8. Change in Fiscal Year

Not applicable.

Item 9. Regulation FD Disclosure

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include those described under “Risk Factors” in our June 1999 IPO Prospectus, in our annual report on Form 10-K for the year ended December 31, 2000 and in other periodic SEC filings, and other related risks and uncertainties which include, among other things, the following:

  our ability to successfully market our services to current and new customers;
  our ability to successfully manage our lease obligations and vendor liabilities;
  the effect of competition;
  our ability to react to trends in regulatory, legislative and judicial developments;
  our ability to manage growth of our operations;
  our ability to secure additional sources of financing;
  our ability to reduce operating expenses;
  our ability to manage the business under the restructuring plans;
  the difficulty of predicting the new and rapidly evolving high-speed data communications industry;
  acquisitions involving us, which may disrupt the business and be dilutive to our existing stockholders; and
  our ability to manage and grow our business in markets impacted by terrorist activities.

Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information contained in this Form 8-K, whether as a result of new information, future events or circumstances or otherwise.

Restructuring Plan

On November 16, 2001, we implemented a restructuring plan under which we intend to reduce selling, general and administrative expenses by approximately 34%, or $9,600,000. As part of this plan, we eliminated 95 positions.

Acquisition

On November 19, 2001, we closed the acquisition of the DSL customer list and contracts of McLean, Virginia-based Ardent Communications, Inc., or Ardent. Ardent, which supplied DSL service nationwide to business customers, agreed to sell us 16,800 customer lines on October 25, 2001 in exchange for $2,000,000. As part of the agreement between Ardent and us, we agreed to pay a major supplier of Ardent, $4,700,000 in partial satisfaction of amounts owed by Ardent to the major supplier for service provided to Ardent prior to October 10, 2001. Our obligation to the major supplier is in the form of a note payable in the principal amount of $4,700,000. The first payment under the note, $3,000,000, was paid on November 19, 2001, and the remaining amount plus interest is payable over nine months. We also posted a one year letter of credit for $3,200,000 to the major supplier as part of an agreement to continue to provide services related to the lines sold to us by Ardent. The letter of credit is secured by $3,200,000 in restricted cash of the Company.

Litigation

We are named as a defendant in a case filed in the United States District Court for the Eastern District of Virginia in July 2001 by Wells Fargo Equipment Finance, or Wells Fargo. Wells Fargo alleges default under a Lease Agreement. On November 16, 2001, the District Court entered judgment in favor of Wells Fargo for $5,727,133.60, plus interest calculated at the official court rate after this date. We have no further rights of appeal. We are negotiating with Wells Fargo in an effort to work out a plan for our payment of the judgment, but there is no guarantee that these negotiations will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 21, 2001

NETWORK ACCESS SOLUTIONS CORPORATION

By: /s/ Jonathan P. Aust____________________________
Jonathan P. Aust
Chairman and
Chief Executive Officer

By: /s/ Mark E. Scott______________________________
Mark E. Scott
Chief Financial Officer
And Corporate Secretary